As filed with the Securities and Exchange Commission on February 19, 2014.

Registration No. [333]-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AOL INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-4268793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

770 Broadway

New York, NY 10003

Telephone: (212) 652-6400

(Address, with zip code, of Principal Executive Offices)

Project Rover, Inc. 2009 Equity Incentive Plan

Adap.tv, Inc. 2007 Stock Incentive Plan

(Full title of the plan)

Julie M. Jacobs

General Counsel

22000 AOL Way

Dulles, VA 20166

(703) 265-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen W. Fackler

GIBSON, DUNN & CRUTCHER LLP

1881 Page Mill Road

Palo Alto, CA 94304

(650) 849-5385

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
AOL Inc. Common Stock, $0.01 par value per share (4)	302,011	$44.37	$13,400,228.07	$1,725.95
AOL Inc. Common Stock, $0.01 par value per share (5)	2,882	$44.37	$127,874.34	$16.47
Total	304,893	$44.37	$13,528,102.41	$1,742.42

(1)	In addition to the number of shares of AOL Inc. (the “Company” or “Registrant”) common stock, par value $0.01 per share (“Common Stock”) stated above, this Registration Statement (the “Registration Statement”) covers an indeterminate number of options and other rights to acquire common stock, to be granted pursuant to the Adap.tv, Inc. 2007 Stock Incentive Plan (the “Adap.tv Plan”) or the Project Rover, Inc. 2009 Equity Incentive Plan (the “Rover Plan,” and together with the Adap.tv Plan, the “Plans”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional shares of the Company Common Stock that become available under the Plans being registered pursuant to this Registration Statement because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(3)	Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum offering price are based upon the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on February 14, 2014.
(4)	Represents shares of Common Stock reserved for issuance pursuant to the Rover Plan.
(5)	Represents shares of Common Stock reserved for issuance pursuant to the Adap.tv Plan.

INTRODUCTION

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register an aggregate of 304,893 shares of Common Stock: (a) 302,011 to be offered pursuant to the Rover Plan; and (b) an additional 2,882 shares to be offered pursuant to the Adap.tv Plan. The Rover Plan was assumed by the Company on January 23, 2014 in connection with the consummation of transactions contemplated by the Agreement and Plan of Merger, dated January 16, 2014, by and among the Company, Milky Way Acquisition Corporation, Project Rover, Inc. and Shareholder Representative Services LLC (the “Merger Agreement”). The Rover Plan was amended and restated by the Company effective January 23, 2014. The Adap.tv Plan was assumed by the Company on September 5, 2013 in connection with the consummation of AOL’s acquisition of adap.tv, Inc. and was amended and restated by the Company effective September 5, 2013. The Company has determined that an additional 2,882 shares were available under the Adap.tv Plan that were not included in the initial Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Company with the SEC, are incorporated by reference into this Registration Statement and shall be deemed a part hereof, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as specified below:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on February 19, 2014; and

2.	The description of the Common Stock, which is contained in the Company’s registration statement on Form 10 filed with the SEC on July 27, 2009 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicate that all securities offered hereunder have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by the DGCL, the Company’s Certificate of Incorporation includes provisions that eliminate, to the fullest extent permitted by the DGCL or any other law of the State of Delaware, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the Company’s Certificate of Incorporation or By-laws, a vote of stockholders or disinterested directors, agreement or otherwise.

The Company’s By-laws require indemnification, to the fullest extent permitted under Delaware law, of any person who is or was a director or officer of the Company or any direct or indirect wholly-owned subsidiary of the Company and who is or was a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or any direct or indirect wholly-owned subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that the foregoing shall not apply to a director or officer with respect to a proceeding that was commenced by such director or officer except under certain circumstances.

In addition, the By-laws provide that expenses incurred by or on behalf of a current or former director or officer in connection with defending any action, suit or proceeding will be advanced to the director or officer by the Company upon the request of the director or officer, which request, if required by law, will include an undertaking by or on behalf of the director or officer to repay the amounts advanced if ultimately it is determined that the director or officer was not entitled to be indemnified against the expenses.

The indemnification rights provided in the By-laws are not exclusive of any other right to which persons seeking indemnification may otherwise be entitled.

The Company maintains liability insurance for its directors and officers. Such insurance is available to the Company’s directors and officers in accordance with its terms.

The Merger Agreement provides for indemnification for a period of six years from and after the completion of the merger of the past and present officers and directors of Project Rover, Inc., for acts or omissions occurring at or prior to the completion of the merger, to the same extent as these individuals had rights of indemnification as of the date of the Merger Agreement.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See exhibits listed under the Exhibit Index below.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of February, 2014.

AOL INC.

By:	/s/ Julie M. Jacobs
Julie M. Jacobs
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Julie M. Jacobs and Damien Atkins such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy M. Armstrong Timothy M. Armstrong	Chairman and Chief Executive Officer (Principal Executive Officer)	February 19, 2014

/s/ Eve B. Burton Eve B. Burton	Director	February 19, 2014

/s/ Richard L. Dalzell Richard L. Dalzell	Director	February 19, 2014

/s/ Alberto Ibargüen Alberto Ibargüen	Director	February 19, 2014

/s/ Hugh F. Johnston Hugh F. Johnston	Director	February 19, 2014

/s/ Dawn G. Lepore Dawn G. Lepore	Director	February 19, 2014

/s/ Patricia E. Mitchell Patricia E. Mitchell	Director	February 19, 2014

/s/ Fredric G. Reynolds Fredric G. Reynolds	Director	February 19, 2014

/s/ James R. Stengel James R. Stengel	Director	February 19, 2014

EXHIBIT INDEX

Exhibit No.	Description	Filed Herewith	Form	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on December 9, 2009		8-K	3.1	12/11/09

4.2	Amended and Restated By-laws of the Registrant		8-K	3.2	12/11/09

4.3	Specimen Common Stock Certificate of the Registrant		8-K	4.1	12/11/09

4.4	Project Rover, Inc. 2009 Equity Incentive Plan	X

4.5	Adap.tv, Inc. 2007 Stock Incentive Plan		S-8	4.4	9/6/13

4.6	AOL Inc. 2014 Gravity Acquisition Stock Incentive Plan, amending and restating the Project Rover, Inc. 2009 Equity Incentive Plan	X

4.7	AOL Inc. 2013 Adap.tv Acquisition Stock Incentive Plan, amending and restating the Adap.tv, Inc. 2007 Stock Incentive Plan		10-K	10.23	2/19/14

5.1	Opinion of Gibson, Dunn & Crutcher LLP	X

23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)	X

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)	X

24.1	Power of Attorney (included as part of signature page)	X